UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-166343	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

183 Broadway, Suite 5, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

646-861-3315

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Appointment of Directors and Officers

Effective on January 25, 2016, the following individuals were elected as independent directors of Yangtze River Development Limited (the “Company”). Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors (the “Board”) until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Romano Tio	55	Independent Director
Daniel W. Heffernan	66	Independent Director
Zhihong Su	55	Independent Director

Romano Tio, Independent Director (age 55)

Mr. Tio has served as the Managing Director at RM Capital Management LLC, a boutique real estate investment and advisory firm since June 2009. Earlier in his career, Mr. Tio was involved in the real estate sales and brokerage business for 25 years. From August 2003 to December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a New York boutique real estate investment banking firm where he was involved in over $3.5 billion worth of commercial real estate transactions. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10 billion plus private investment located in New York. Mr. Tio has also served as one of independent directors of Bluerock Residential Growth REIT in New York since January 2009. Moreover, Mr. Tio has served as an independent Trustee of the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012.

Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Daniel W. Heffernan, Independent Director (age 55)

Mr. Heffernan has served as the Principal of HRK Associates, specializing in credit enhanced finance since 1998 . Prior to his position at HRK, from 1973 to 1986, Mr. Heffernan served as an officer at New York Life Insurance Company. From 1986 to 1998, Mr. Heffernan was employed as an officer at Jhminer, Co. Ltd in New York. Mr. Heffernan has more than thirty years of financial experience in the highly specialized niche market of mitigation of risk through the use of insurance and reinsurance related financial products. He has provided services to clients operating throughout the U.S. and in the international marketplace, leveraging his experience in providing credit enhanced, customized financial solutions that provide a distinctive bridge to the capital markets.

Mr. Heffernan is actuarially trained and has previously worked for New York Life Insurance Company, where he ran the Pension Department and supervised its two hundred eighty employees, and MINET/MIPI Brokers. While at New York Life, he consulted with a client base in excess of 5,000 corporations and unions, providing services ranging from structuring to administration.

Mr. Daniel W. Heffernan obtained his bachelor degree in theology from New York Shadowbrook Jesuit Seminary in 1972.

2

Zhihong Su, Independent Director (age 55)

Mr. Su has served as the managing partner of Beijing Hengjun Law Firm since December 2001, practicing in areas such as securities, litigation, general corporate and banking. Mr. Su started his career as in-house counsel for China International Trust and Investment Corporation (“CITIC”) in December 1984, responsible for legal affairs of overseas investments. In January 1990, Mr. Su was sent to station at the Washington DC-based law firm Arnold and Porter LLP as a foreign lawyer to oversee a full spectrum of legal matters of CITIC’s subsidiaries in the United States, namely, CITIC Steel Group, CITIC Buffalo Tungsten Company, CITIC Seattle Woodland and CITIC Florida Real Estate Co. Ltd. During his stay in Washington from 1990 to June 1996, he worked on a number of matters involving corporate and securities law. Upon returning to China in July 1996, Mr. Su worked for the Law Offices of Jiahe as one of the founding members and as an attorney until November 2001.

Mr. Su earned his bachelor’s degree in laws (LLB) from China University of Political Science and Law where he had taught for a year after graduation before becoming a qualified Chinese lawyer in the same year.

Family Relationships

There are no family relationships between the above officers or directors and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As an independent director, Harvey Leibowitz will be provided with the following compensation: (a) subject to the Board’s approval, the Company will issue each a total of 20,000 of restricted common stock for services rendered to the Company, with an annual compensation in cash of $48,000, payable quarterly; and (b) during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

As independent directors, Daniel W. Heffernan and Romano Tio will be provided with the following compensation: (a) subject to the Board’s approval, the Company will issue each a total of 15,000 of restricted common stock for services rendered to the Company, with an annual compensation in cash of $48,000, payable quarterly; and (b) during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

As independent directors, Zhihong Su, Tongmin Wang and Zhixue Liu will be provided with the following compensation: (a) subject to the Board’s approval, the Company will issue each a total of 10,000 of restricted common stock for services rendered to the Company, with an annual compensation in cash of $24,000, payable monthly; and (b) during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

As employee directors, James Coleman will be provided with cash compensation of $70,000 per year. Yanliang Wu, Yu Zong and Zhanhuai Cheng will be provided with cash compensation of $24,000 per year, payable monthly.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 25, 2016 the Board approved a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors, officers and employees of the Company and its wholly owned subsidiaries. The new Code of Ethics covers topics such as compliance with laws, confidentiality, fair dealing, use of Company property, conflicts of interest, accuracy of financial reporting, outside employment, fundraising, human rights matters and political contributions, among others.

3

The foregoing description of the Code of Ethics is subject to and qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Report and is incorporated by reference into this Item 5.05.

Item 8.01 Other Information

On January 25, the Board formed and adopted charters for six standing committees: Audit Committee, Compensation Committee, Nomination Committee, Governance and Human Resources Committee, Board Oversight Committee, Social Media Committee (collectively the “Committees”). Each Committee consists of only independent directors of the Company. The Board also adopted charter for the Regulatory, Compliance and Government Affairs Committee, for which the charter will be implemented once the committee is formed. The Company believes that the adoption of these charters and formation of these Committees are necessary for the implementation of effective internal control and oversight and a significant step towards remediating any material weakness the Company currently has.

The Board also adopted an insider trading policy that allows insiders to sell securities of the Company pursuant to pre-arranged trading plans.

This insider trading policy was put in place because effective October 23, 2000, the Securities and Exchange Commission (the “SEC”) adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

The Board also adopted a written disclosure policy, which applies to all directors, officers and employees of the Company and its wholly owned subsidiaries, to ensure that communications to the investing public about the Company are timely, factual and accurate and broadly disseminated in accordance with all applicable legal and regulatory requirements.

In addition, the Board adopted a whistleblower procedure that provides the Audit Committee the responsibility to ensure proper procedure of the receipt, retention, and treatment of complaints about the Company’s accounting, internal accounting controls, or auditing matters. The Audit Committee must also provide for confidential, anonymous submission by the Company’s employees of concerns about questionable accounting or auditing matters.

Lastly, the Board adopted a corporate governance policy for its website content, as well as procedures for shareholders communication with Directors. With all of the above referenced charters and procedures in place, the Company is committed to corporate governance practices that is in compliance with applicable laws, regulations and exchange requirements.

●	Audit Committee: Harvey Leibowitz (Chair), Zhihong Su, Daniel W. Heffernan, Romano Tio, Tongmin Wang
●	Compensation Committee: Harvey Leibowitz (Chair), Zhihong Su, Zhixue Liu, Romano Tio, Daniel W. Heffernan
●	Nomination Committee: Daniel W. Heffernan (Chair), Harvey Leibowitz, Zhixue Liu, Romano Tio, Zhihong Su
●	Governance and Human Resources Committee: Zhihong Su (Chair), Harvey Leibowitz, Romano Tio, Daniel W. Heffernan, Tongmin Wang
●	Board Oversight Committee: Daniel W. Heffernan (Chair), Zhixue Liu, Harvey Leibowitz, Romano Tio, Zhihong Su
●	Social Media Committee: Romano Tio (Chair), Harvey Leibowitz, Zhihong Su, Daniel W. Heffernan, Tongmin Wang

4

The Board has determined that all members of each of the audit and compensation committees are independent under the current listing standards of the New York Stock Exchange. All of the committees above are consisted of independent members of the Board.

The Board has determined that Mr. Harvey Leibowitz qualifies as an “audit committee financial expert,” as that term is defined in applicable regulations of the SEC.

A copy of the press release announcing the appointment of independent directors, the formation of board committees and adoption of the corporate governance charters described above is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the sale of the Subsidiaries by the Company; our beliefs relating to value creation as a result of the Sale; benefits and synergies of the transactions; future opportunities as a result of the Sale; and any other statements regarding Company’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with employees, and our ability to realize the anticipated benefits of such transaction, and those disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

14.1	Code of Business Conduct and Ethics of Yangtze River Development Limited

99.1	Press Release

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: January 28, 2016	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

6